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                                                                  EXHIBIT 99.1

REOFFER PROSPECTUS

                         REGIONS FINANCIAL CORPORATION
                                  COMMON STOCK
                               (PAR VALUE $.625)


         This reoffer prospectus relates to shares of common stock, par value $.625 per share of Regions Financial Corporation ("Regions") issued upon exercise of stock options granted under the Metro Financial Corporation Incentive Stock Option Plan, which was assumed by Regions as the result of the Merger of Metro Financial Corporation into Regions.

         The 2,006 shares of common stock offered hereby (the "Shares") are being offered for the account of the selling stockholders (the "Selling Stockholders"). Regions will not receive any proceeds from the sale of the Shares. See "Selling Stockholders."

         Regions common stock is traded on the Nasdaq National Market under the trading symbol "RGBK". On June 4, 1996, the closing sales prices of Regions common stock as reported on the Nasdaq National Market was $47.63 per share.


   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER
       OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

             The date of this Reoffer Prospectus is June 5, 1996.
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                               TABLE OF CONTENTS

Available Information
Documents Incorporated By Reference
The Company
Selling Stockholders
Plan of Distribution
Opinions
Experts


                             AVAILABLE INFORMATION

    Regions is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

    This Reoffer Prospectus constitutes part of a Registration Statement on Form S-8 of Regions (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Reoffer Prospectus does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about Regions and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above. Regions Common Stock is traded on the Nasdaq National Market. Reports, proxy statements, and other information concerning Regions may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

    No person is authorized to give any information or to make any representations other than those included in this Reoffer Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Regions. This Reoffer Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to or from any person to or from whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Reoffer Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Regions since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.


                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents previously filed with the SEC by Regions pursuant to the Exchange Act are hereby incorporated by reference herein:

         1. Regions' Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (which includes supplemental financial statements of Regions, giving effect to the March 1, 1996 combination of First National





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    Bancorp with Regions, accounted for as a pooling of interests);

         2. Regions Quarterly Report on Form 10-Q for the three months ended March 31, 1996;

         3. Regions' Current Report on Form 8-K dated as of March 1, 1996, and amendment no. 1 thereto filed March 28, 1996;

         4. Regions' Current Report on Form 8-K filed June 4, 1996 (which includes management's discussion and analysis of financial condition and results of operations of Regions, giving effect to the combination with First National Bancorp, accounted for as a pooling of interests);

         5.  Regions' report on Form 10-C filed March 11, 1996; and

         6. The description of Regions common stock under the heading "Item 1. Capital Stock to be Registered" in the registration statement on Form 8-A of Regions relating to Regions common stock and in any amendment or report filed for the purpose of updating such description.

    Regions' Annual Report on Form 10-K for the year ended December 31, 1995, incorporates by reference specific portions of Regions' Annual Report to Stockholders for that year (the "Regions Annual Report to Stockholders"), but does not incorporate other portions of the Regions Annual Report to Stockholders. Only those portions of the Regions Annual Report to Stockholders captioned "Financial Summary & Review 1995," "Financial Statements and Notes," and "Historical Financial Summary" are incorporated herein. Other portions of the Annual Report to Stockholders are NOT incorporated herein and are not a part of the Registration Statement.

    All documents filed by Regions pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded. In particular, reference is made to the Regions' Current Report on Form 8-K, dated March 1, 1996, and amendment no. 1 thereto filed March 28, 1996, and Regions' Current Report on Form 8-K dated June 4, 1996, which includes management's discussion and analysis of financial condition and results of operations of Regions giving effect to the combination of First National Bancorp with Regions, effected March 1, 1996, and accounted for as a pooling of interests.

    This Reoffer Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Those documents are available upon request, without charge (except for the exhibits thereto), from Ronald C. Jackson, Stockholder Assistance, Regions Financial Corporation, P.O. Box 1448, Montgomery, Alabama 36102 (telephone (334) 832-8401).





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                                  THE COMPANY


    Regions is a regional bank holding company organized and existing under the laws of the state of Delaware and headquartered in Birmingham, Alabama, with approximately 353 banking offices located in Alabama, Florida, Georgia, Louisiana, and Tennessee as of March 31, 1996. At that date, Regions had total consolidated assets of approximately $17.5 billion, total consolidated deposits of approximately $14.2 billion, and total consolidated stockholders' equity of approximately $1.5 billion. Regions operates banking subsidiaries in Alabama, Florida, Georgia, Louisiana, and Tennessee and banking-related subsidiaries engaged in mortgage banking, credit life insurance, and investment brokerage activities with offices in various Southeastern states. Through its subsidiaries, Regions offers a broad range of banking and banking-related services.

    The following table presents information about Regions' banking operations in the states in which its subsidiary depository institutions are located, based on March 31, 1996 information:

                         Number of            Total               Total
                      Banking Offices         Assets            Deposits
                                                   (In thousands)
Alabama                    181            $10,717,943           $8,330,187
Florida                     36              1,225,590            1,102,605
Georgia                     71              3,569,536            2,995,178
Louisiana                   41              2,049,759            1,626,968
Tennessee                   24                485,584              433,493



    Regions was organized under the laws of the state of Delaware and commenced operations in 1971 under the name First Alabama Bancshares, Inc. On May 2, 1994, the name of First Alabama Bancshares, Inc. was changed to Regions Financial Corporation. Regions' principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is (205) 326-7100.

     Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

    Additional information about Regions and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "Available Information" and "Documents Incorporated by Reference."


                              SELLING STOCKHOLDERS

    The Shares offered hereby are owned and offered for the account of the Selling Stockholders and represent shares of Regions common stock acquired by the Selling Stockholders upon exercise of stock options granted under the Metro Financial Corporation Incentive Stock Option Plan, which was assumed by Regions in connection with the merger of Metro Financial Corporation into Regions. The





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table below sets forth the name of each Selling Stockholder, the Selling
Stockholder's position with Regions, and information with respect to all shares of Regions common stock beneficially owned by the Selling Stockholder as of March 31, 1996. Information with respect to ownership has been determined from Regions' records. The named persons have sole voting and investment power with regard to the shares shown as owned by such persons. None of the Selling Stockholders beneficially own more than one percent of the outstanding shares of Regions common stock. As of March 31, 1996, there were 62,185,402 shares of Regions common stock outstanding.


                                                Shares      Total No. of Shares
Name                 Position                   Offered     Beneficially Owned
- -----                ---------                 --------     -------------------
Lynn Center   Former Chief Financial             4,877            4,877
              Officer, Metro Financial
              Corporation

Lee Ulmer     Former Commercial Loan               285              285
              Officer, Metro Financial
              Corporation

                              PLAN OF DISTRIBUTION

    The Shares may be sold from time to time by any of the Selling Stockholders, or by pledgees, donees, transferrees or other successors in interest. Such sales may be made on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of Regions common stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (d) an
exchange distribution in accordance with the rules of such exchange.   If
necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by Regions with the Commission pursuant to Rule 424(c) under the 1933 Act under certain circumstances. In effecting sales, brokers or dealers engaged by the Selling Stockholders and/or the purchasers of the Shares may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus.

    Regions will bear all expenses in connection with the registration and sale of the Shares, other than commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders.

    The Selling Stockholders and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be 'underwriters' within the meaning of Section 2(11) of the 1933 Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the 1933 Act.





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                                    OPINIONS

    The legality of the shares of the Regions common stock offered hereby has been passed upon by Lange, Simpson, Robinson & Somerville, Birmingham, Alabama. Henry E. Simpson, partner in the law firm of Lange, Simpson, Robinson & Somerville, is a member of the Board of Directors of Regions. As of June 3, 1996, attorneys in the law firm of Lange, Simpson, Robinson & Somerville owned an aggregate of 118,595 shares of Regions Common Stock.

                                    EXPERTS

    The consolidated financial statements and the supplemental consolidated financial statements of Regions, incorporated by reference in or appearing as an exhibit to Region's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, for the periods indicated in their reports thereon incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and supplemental consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.





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